Exhibit 10.34

Labor Contract

(Applicable to Full-time Employment)

Name of Party A (Employer): WORK Medical Technology Group LTD

Address: Room 133, 1F, No. 1933, Yucai Road, Xintang Street, Xiaoshan District, Hangzhou, Zhejiang Province

Contact person: Wu Shuang

Tel: 18601116360

Name of Party B (Employee): Baiming Yu

Gender: Male	Date of birth: March 1, 1970
Nationality: Han	Education:
Tel:	ID ：330121197003018915

Domicile address: East Unit, Building 26, Huiyu Garden, Xintang Street, Xiaoshan District, Hangzhou, Zhejiang Province

Current address: East Unit, Building 26, Huiyu Garden, Xintang Street, Xiaoshan District, Hangzhou, Zhejiang Province

According to the provisions of the Labor Law of the People’s Republic of China (hereinafter referred to as the Labor Law), the Labor Contract Law of the People’s Republic of China (hereinafter referred to as the “Labor Contract Law”) and other relevant laws and regulations, both parties, following the principles of legality, fairness, equality, voluntariness, consensus and good faith, have entered into the Contract.

I. Term of Contract

(I) Both parties agree to determine the term of this Contract according to the method No. 1 below:

1. Fixed term: from June 1, 2022 to May 31, 2025.

2. No fixed term: from ___/__ MM___/__DD___/____YYYY.

3. Till completion of certain work tasks: from___/__ MM___/__DD___/____YYYY. to the date on which the work tasks are completed. The completion of work tasks is marked by /__________.

(II) The probationary period is none (The probationary period is included in the contract term. If there is no probationary period, fill in the blank with “None”).

II. Job description and the place of work

Job description (position or type of work) of Party B: _______COO___________ .

Place of work of Party B: _______Hangzhou___________

III. Working hours, rest and vacation

(I) Both parties agree to determine the working hours of Party B according to the method No. 1 below:

1.	Standard working hours, i.e. 8 hours (not exceeding 8 hours) per day, 40 hours (not exceeding 40 hours) per week, with at least one day off per week.

2.	Flexible working hour system, i.e. with the approval of the administrative department of labor security, flexible working hour system is implemented for the position of Party B.

3.	Comprehensive working hour system, i.e. with the approval of the administrative department of labor security, comprehensive working hour system is implemented for the position of Party B.

(II) If Party A needs to extend working hours due to production and operation, Article 41 of the Labor Law shall be implemented.

(III) Party B shall be entitled to statutory holidays, marriage leave, maternity leave, bereavement leave and other holidays in accordance with the law.

(IV) Party B’s other rest and vacation arrangements, _____/______.

IV. Labor Remuneration

(I) Party A shall establish a wage distribution system according to law and inform Party B of the same. The wage paid by Party A to Party B shall not be lower than the lowest wage level for the current year as announced by the municipal government.

(II) Party B shall be paid RMB 24,000.00 per month (including a monthly salary of ___/___ yuan during the probationary period) or in accordance with the relevant rules and regulations of the Company.

(III) Party A shall pay wages on the 15th day of each month. Party A shall pay Party B wages at least once a month in currency.

(IV) Party B’s overtime pay, holiday pay and salary payment under special circumstances shall be implemented in accordance with relevant laws and regulations.

(V) Party B has the right to participate in the company’s equity incentive plan (if any) and other company benefits, which shall be decided by the board of directors.

(VI)Other agreements on wages between Party A and Party B

If Party B requests to work overtime, a written application must be submitted in advance and approved by the general manager before overtime work can be performed, otherwise the overtime work is invalid; if Party A arranges for Party B to work overtime, leave in lieu or offset with sick leave or leave for personal affairs of the employee for the current month will be arranged. If leave in lieu or offset cannot be arranged, Party A will pay overtime wages based on the actual overtime hours according to law.

V. Social Insurance and Welfare Benefits

(I) Party A and Party B shall purchase various types of social insurance and pay social insurance premiums in accordance with the relevant national, provincial and municipal regulations.

(II) If Party B suffers from illness or injury when not at work, Party A shall grant Party B with the period of medical treatment for illness and corresponding benefits for the period in accordance with the relevant national, provincial and municipal regulations.

(III) If Party B suffers from occupational disease or work-related injury, Party A shall comply with relevant laws and regulations such as the Law of the People’s Republic of China on the Prevention and Treatment of Occupational Diseases and the Regulation on Work-Related Injury Insurance.

(IV) Party A shall provide Party B with the following welfare benefits see the Company’s rules and regulations for details.

VI. Labor Protection, Working Conditions and Protection Against Occupational Hazards

(I) Party A shall provide workplaces that meet national safety and health standards and necessary labor protection supplies in accordance with national, provincial and municipal regulations on labor protection, and effectively protect the safety and health of Party B in production.

(II) Party A shall, in accordance with the relevant national, provincial and municipal regulations, provide special labor protection for female employees and underage workers.

(III) Party B is engaged in / (job description) that may cause occupational hazards of / . Party A shall take protective measures and organize physical examinations for / times for Party B every year.

(IV) Party B is entitled to perform hazardous operations under instructions given in violation of rules and regulations or peremptorily given by Party A; and Party B shall have the right to request rectification or report to relevant authorities against Party A in respect of the behavior of Party A that endanger his life or health.

VII. Rules and Regulations

(I) Party A shall formulate and amend rules and regulations in accordance with the law and communicate them through bulletin boards, internet notices, training and verbal means. Party B shall read, understand and comply with Party A’s rules and regulations. Party B’s failure to fulfill the aforesaid obligations shall not affect the effectiveness of rules and regulations made public by Party A.

(II) Party B shall abide by the relevant national, provincial and municipal laws and regulations as well as the rules and regulations formulated by Party A in accordance with the law, fulfill job assignments in time, improve their skills, and observe safety operation procedures and professional ethics.

VIII. Modification of Contract

Both parties may modify the Contract by mutual agreement. Modifications to the contract shall be in writing. Each party shall have a copy of the modified contract.

IX. Contract cancellation and termination and economic compensation shall be in accordance with the law as well as the rules and regulations of the Company.

X. Contract Cancellation and Termination Procedures

(I) Where Party A and Party B dissolve and terminate this Contract, Party B shall go through the work handover procedures as agreed by both parties. Party A shall issue a written certificate to Party B in accordance with the law, and go through the formalities for transferring the relationship between archives and social insurance for Party B within fifteen days.

(II) If Party B pleads guilty or is convicted, or his gross negligence or dishonest behavior adversely affects Party A, or his misconduct or failure to perform the agreed duties, Party A has the right to terminate the employment of Party B without notice or payment. In this case, unless otherwise stipulated by law, Party B will not be entitled to any severance payment or other amount due to the termination of the contract, and its right to all other benefits will also be terminated.

(III) Party A may, according to the rights stipulated in the company’s memorandum and articles of association, immediately dismiss Party B without any reason, and thus terminate the employment of Party B, or terminate the employment of Party B after giving a written notice 30 days in advance. In this case, Party A needs to provide Party B with dismissal fee: a one-time payment of three months’ basic salary from the date of termination of the contract in cash.

(IV) If Party B’s duties and responsibilities change significantly or his salary drops significantly, Party B may send a written notice to Party A 30 days in advance to inform Party A to terminate his employment relationship. In this case, Party B will be entitled to compensation equivalent to three months’ basic salary.

(V) If Party A terminates this Agreement due to merger, integration, transfer or sale of all or most of Party A’s assets with any other individual or entity, Party B is entitled to the following severance pay and benefits upon such termination:

1.	One-time cash payment of three months’ basic salary, the ratio of which is equal to the higher of his or her annual salary effective before the termination of this Agreement or his or her annual salary before the termination of this Agreement;

2.	One-time cash payment, the payment amount is equivalent to the target annual bonus amount distributed in proportion in the previous fiscal year at the time of termination of this Agreement;

3.	Pay the premium of continuing health benefits under the health plan within three months after termination;

4.	Immediately obtain 100% of all unrealized equity awards held by it.

XI. Dispute Resolution

In case of any labor dispute between Party A and Party B, it shall be settled through negotiation first. If negotiation fails, you can directly apply to the Labor Dispute Arbitration Committee for arbitration. If there is no objection to the arbitration award, both parties must perform it; Anyone who refuses to accept the arbitration award may bring a suit in a people’s court.

XII. Other matters that both parties consider necessary to be agreed upon:

(I) Party A undertakes that: Party A agrees to indemnify Party B from any liabilities and expenses incurred due to claims arising from his or her role as an officer of the Company

(II) Party B undertakes that: In addition to the Labor Contract signed with Party A, it has not signed a labor contract with another employer or has rescinded (or terminated) such labor contracts before signing the Labor Contract; otherwise, Party B shall be responsible for all losses caused to its original employer as a result of its breach of contract; if Party A suffers economic losses as a result, Party A shall be entitled to recover from Party B after bearing the responsibility for compensation and shall have the right to terminate the Labor Contract with Party B at any time without paying economic compensation.

(III) If Party B provides Party A with false documents, contacts, contact numbers, work experience, marital status and other information about Party B to obtain employment by deception, it will constitute a serious violation of Party A’s rules and regulations. Party A is entitled to terminate the Labor Contract with Party B at any time without payment of economic compensation, and Party B shall compensate for all losses caused to Party A as a result of the above-mentioned acts and bear other legal consequences caused by the above-mentioned acts.

(IV) Party A shall be entitled to terminate the Labor Contract without prior notice to Party B or payment of economic compensation if Party B has the following circumstances during the probationary period, and Party A shall settle the wages for the actual number of days worked by Party B after he/she has completed the work handover procedures:

1. the information filled in the entry registration form or any entry information provided by Party B is false;

2. The job skills do not match the job ability of the individual’s written statement or do not meet the recruitment conditions;

3. The employee is unable to fulfill the specified work tasks during the probationary period with quality and quantity being guaranteed;

4. The employee is late or leaves early for more than three times (or half an hour) in total, leaves for more than 3 days for personal affair or more than 5 days due to illness; or

5. Any other circumstances under which the Labor Contract may be terminated as stipulated by laws, regulations or Party A’s rules and regulations.

(V) If Party B has not completed the agreed number of years of service with Party A after receiving vocational and technical training at Party A’s expense during the period of employment (including job transfer), and Party A and Party B have entered into a training agreement, Party B shall pay compensation to Party A in accordance with the provisions of the training agreement on compensation; and if no training agreement is concluded, Party A shall charge compensation in accordance with the actual training fees paid (including wages during the training period), decreasing by 20% after each year of service. No compensation is required after a service period for five years.

(VI) The expenses incurred by Party B when going abroad for inspection or for participating in exhibitions or visits abroad as arranged by Party A shall be listed as training expenses. If Party B is required to go abroad for inspection or exhibition or visit due to work, he/she must serve in the enterprise for more than two years after returning to China; otherwise, Party A is entitled to recover the training fee from Party B. The recovery method is: 100% to be recovered if the employee leaves the Company within one year, or 80% if he/she leaves the Company within one year to two years.

(VII) Both parties agree that Party A is entitled to make adjustments to the workplace of Party B within the above scope according to the Company’s operating conditions and work needs. Party B confirms that changes within the above scope are changes in objective circumstances and Party B agrees and is willing to comply with Party A’s arrangements.

(VIII) According to the Company’s business needs, Party A is entitled to adjust the position or type of work of Party B without reducing Party B’s wage standards and treatment. Party B has the right to express opinions, but shall obey the arrangement made by Party A before such opinions expressed are approved by Party A. Otherwise, Party A is entitled to terminate the Labor Contract with Party B at any time without paying any economic compensation.

(IX) Party B shall keep Party A’s business secrets regardless of whether it is within the contract term or not. Party A has taken into account Party A’s obligation to maintain confidentiality when paying wages to Party B. Therefore no additional confidentiality fee will be paid separately.

(X) Without the written consent of Party A, Party B shall not operate the same or similar business as Party A for itself or a third party, nor shall Party B and its family members invest in Party A’s competitors, suppliers and customers in name or anonymously. Otherwise, Party A is entitled to terminate the Labor Contract with Party B at any time without paying economic compensation.

(XI) Without the consent of Party A, Party B shall not take part-time jobs in any form with companies other than Party A, especially with Party A’s competitors, suppliers and customers. Otherwise, Party A is entitled to terminate the Labor Contract with Party B at any time without paying economic compensation.

(XII) Party B shall not use Party A’s property for personal use and shall not at any time make use of Party A’s reputation or personal position to engage in non-work related matters and obtain personal benefits, such as bribes or bribes, gratuities and kickbacks, Otherwise, Party A is entitled to terminate the Labor Contract with Party B at any time without paying any economic compensation.

(XIII) The home address and current address of the employee as stated in the employment application form or the labor contract shall be the employee’s confirmed address for delivery of documents. In case of address change, the Company must be notified in writing in time. Otherwise, after sending documents to any address listed herein, the employee shall be deemed to have learned of the document contents.

(XIV) Party A’s Employee Handbook, Confidentiality Agreement and other rules and regulations are annexes to this contract, which have the same legal effect as this contract. Party B has clearly read the annexes and confirmed their contents. Party B’s signature and confirmation on this contract shall be deemed as signature and confirmation on the above annexes.

XIII. Miscellaneous

(I) Any matters not covered in this Contract or any conflict between the terms of the Contract and the existing laws and regulations shall be enforced in accordance with the existing laws and regulations.

(II) The Contract shall take effect from the date of signature and seal of both parties, and shall be invalid if it is altered or if it is not signed by the authorized representatives.

(III) The Contract is made in duplicate, one for each of the two parties.

Party A: (seal)	Party B: (signature)

WORK Medical Technology Group LTD.		June 1, 2022